As filed with the Securities and Exchange Commission on May 26, 2026

Registration No. 333-286041

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LIONSGATE STUDIOS CORP.

(Exact name of Registrant as specified in its charter)

British Columbia, Canada	7812	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

250 Howe Street, 20th Floor

Vancouver, British Columbia V6C 3R8

and

2700 Colorado Avenue

Santa Monica, California 90404

(877) 848-3866

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Bruce Tobey

Executive Vice President and General Counsel

Lions Gate Entertainment Corp.

2700 Colorado Avenue

Santa Monica, California 90404

(877) 848-3866

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Edward D. Herlihy Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, New York 10019 (212) 403-1207	Kimberly Burns Dentons Canada LLP 250 Howe Street, 20th Floor Vancouver, British Columbia Canada, V6C 3R8

Approximate Date of Commencement of Proposed Sale of the Securities to the Public: Not Applicable. This Post-Effective Amendment is being filed to deregister all of the unsold securities previously registered under the Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act of 1934, as amended. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act of 1933, as amended. ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

Lionsgate Studios Corp. (“New Lionsgate”) initially filed a Registration Statement on Form S-1 (File No. 333-286041) on March 24, 2025, as amended on March 26, 2025, July 24, 2025 and July 29, 2025, which was declared effective by the Securities and Exchange Commission (the “SEC”) on August 5, 2025 (the “Original Registration Statement”).

The Original Registration Statement was filed to register 208,122 shares of common stock, without par value, of New Lionsgate (“New Lionsgate Common Stock”) that may be acquired upon exercise of options or stock appreciation rights to acquire shares of the common stock of New Lionsgate that are held by former employees of Lions Gate Entertainment Corp. and its subsidiaries (including New Lionsgate), who are not current employees or consultants of New Lionsgate or Starz Entertainment Corp. and any such individuals’ donees, pledgees, permitted transferees, assignees, successors and others who come to hold any such equity award. As of the date hereof, the Company meets the eligibility requirements of Form S-3 and therefore intends to register certain shares of New Lionsgate Common Stock that were previously registered pursuant to the Original Registration Statement on a Registration Statement on Form S-3 which will be filed with the SEC.

In accordance with the undertakings made by New Lionsgate in the Original Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that remain unsold at the termination of the offering, this Post-Effective Amendment No. 1 to the Original Registration Statement hereby removes from registration all of such securities registered under the Original Registration Statement that remain unsold as of the date of this Post-Effective Amendment No. 1.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on May 26, 2026.

Lionsgate Studios Corp.

By:	/s/ James W. Barge
Name: James W. Barge
Title: Chief Financial Officer

Pursuant to Rule 478 under the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment No. 1.